UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                         ------------------------------

       DATE OF REPORT (Date of earliest event reported): February 23, 2009

                         ------------------------------

                           FIRST MERCHANTS CORPORATION
             (Exact name of registrant as specified in its charter)

                         -------------------------------

         INDIANA                     0-17071                     35-1544218
(State or other jurisdiction   (Commission file number)        (IRS Employer
     of incorporation)                                       Identification No.)

                             200 East Jackson Street
                                  P.O. Box 792
                              Muncie, IN 47305-2814
          (Address of principal executive offices, including zip code)

                                 (765) 747-1500
              (Registrant's telephone number, including area code)

                                 Not Applicable
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting material pursuant to  Rule 14a-12 under  the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

ITEM 8.01  OTHER EVENTS.

On February 23, 2009 First Merchants Corporation issued a press release to report its received funds in the Capital Purchase Plan. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

     The information in this Current Report on Form 8-K,  including  Exhibit No.
99.1 hereto, shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to liability of that section. The information in this Current Report shall not be incorporated by reference into any filing or other document pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing or document.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS.

(a)        Not applicable.

(b)        Not applicable.

(c)        Exhibits.

           Exhibit 99.1 Press Release, dated February 23, 2008, issued by First Merchants Corporation

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 First Merchants Corporation
                                        (Registrant)

                                 By: /s/  Mark K. Hardwick
                                    --------------------------------------------
                                          Mark K. Hardwick
                                          Executive Vice President and
                                          Chief Financial Officer
                                          (Principal Financial and
                                          Principal Accounting Officer)


Dated: February 23, 2009

                                 EXHIBIT INDEX
                                 -------------

Exhibit No.             Description
-----------             -----------
    99.1                Press Release, dated February 23, 2009, issued by
                        First Merchants Corporation.

                           First Merchants Corporation

                                Exhibit No. 99.1

                      Press Release, dated February 23, 2009

N/E/W/S  R/E/L/E/A/S/E

February 23, 2009

For further information, contact:
Mark Hardwick, Executive VP and Chief Financial Officer       765-751-1857

First Merchants Corporation Closes Capital Purchase Program Offering

(Muncie, Ind., February 23, 2009) First Merchants Corporation (NASDAQ: FRME) today announced that it has received $116 million of equity capital by issuing 116,000 shares of Fixed Rate Cumulative Perpetual Preferred Stock, Series A (the "Designated Preferred Stock"), and a warrant to purchase up to 991,453 shares of the Corporation's common stock, at an initial per share price of $17.55 to the U.S. Treasury Department.

The Designated Preferred Stock pays cumulative dividends at a rate of 5 percent per year for the first five years and 9 percent per year thereafter. The
Corporation has the ability to repay the obligation at any time subject to consultation with its primary regulator. Repayment of the full amount of the Designated Preferred Stock issuance by December 31, 2009 with the proceeds of a sale of Tier 1 qualifying perpetual preferred stock or common stock for cash would result in a 50% reduction in the number of warrants outstanding.

Mark K. Hardwick, Executive Vice President and Chief Financial Officer commented that, "Capital and liquidity are critically important components to any balance sheet when difficult economic conditions exist. The Capital Purchase Program, introduced in late October, is clearly the lowest capital alternative available to First Merchants Corporation at this time and offers the least amount of shareholder dilution. The restrictions are very manageable and the latest revisions, resulting from American Recovery and Reinvestment Act of 2009, add the additional repayment flexibility desired in a temporary capital alternative. Post-closing, the Corporation's Total Risk-Based Capital Ratio of 12.8 percent is well above the "well capitalized" regulatory guidelines of 10 percent."

Michael C. Rechin, President and Chief Executive Officer commented, "Our stakeholders include our customers, communities, employees and shareholders. Our stakeholders hold varied views around public policy such as the TARP, EESA and CPP and we have weighed those considerations carefully. The decision to participate in the Capital Purchase Program was based on our desire to add the lowest cost capital (shareholder focused) in order to support continued economic growth in Central Indiana and Ohio (community focused). Extending credit renewals and new credit for appropriately structured lending opportunities support the markets where our employees live and work (customer and employee focused)."

About First Merchants Corporation

First Merchants Corporation is a financial holding company headquartered in Muncie, Indiana. Subsidiaries of the Corporation include First Merchants Bank, N.A., First Merchants Bank of Central Indiana, N.A., Lafayette Bank & Trust Company, N.A., Commerce National Bank, Lincoln Bank and First Merchants Trust Company, N.A. The Corporation also operates First Merchants Insurance Services, a full-service property casualty, personal lines, and healthcare insurance agency.

First Merchants Corporation's common stock is traded on the NASDAQ Global Select Market under the symbol FRME. Quotations are carried in daily newspapers and can be found on the Corporation's Internet web page (http://www.firstmerchants.com).

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